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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of report: June 15, 2001
                 (Date of earliest event reported) June 13, 2001


                                  MEDWAVE, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    MINNESOTA
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                 (State of Other Jurisdiction of Incorporation)


           0-28010                                  41-1493458
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    (Commission File Number)              (I.R.S. Employer Identification No.)


          4382 Round Lake Road West
          Arden Hills, Minnesota                              55112
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    (Address of Principal Executive Offices)                (Zip Code)


                                 (651) 639-1227
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              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         On June 13, 2001, the Company completed the second, and final, round of a private placement of units, which round involved approximately 1.2 million units and provided net proceeds to the Company of approximately $4.4 million. On March 20, 2001, the Company completed the first round of this private placement. Each Unit in the second round of the private placement was sold at a price of $4.25 and consisted of one share of common stock of the Company and a five-year warrant to purchase one share of common stock at an exercise price of $4.25 per share. The entire private placement (including the first round completed in March 2001) provided net proceeds of approximately $5.4 million to the Company, which will be used primarily for sales and marketing expenses as well as additional research and product development expenses. The units offered have not been registered under federal or state securities laws and cannot be resold without registration or an applicable exemption therefrom.

         The Company believes that with the proceeds from this private placement, the Company has the resources needed to meet its cash requirements for approximately twenty (20) months from June 13, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements:  None.

         (b)      Pro forma financial information:  None.

         (c)      Exhibits:  None


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MEDWAVE, INC.


Date:  June 15, 2001             By       /s/ Timothy O'Malley
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                                          Timothy O'Malley
                                          President and Chief Executive Officer